EXHIBIT 24.1

TECO ENERGY, INC. POWER OF ATTORNEY

POWER OF ATTORNEY

We, the undersigned officers and directors of TECO Energy, Inc., hereby severally constitute and appoint Gordon L. Gillette and David E. Schwartz our true and lawful attorneys, and each of them singly, with full power to each of them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registrant Statement has been signed by the following persons in the capacities indicated as of May 27, 2004.

Signature	Title

/s/ R. D. FAGAN R. D. Fagan	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ G. L. GILLETTE G. L. Gillette	Senior Vice President-Finance and Chief Financial Officer (Principal Financial Officer)

/s/ S. M. PAYNE S. M. Payne	Vice President-Corporate Accounting and Tax (Principal Accounting Officer)

/s/ C. D. AUSLEY C. D. Ausley	Director

/s/ S. L. BALDWIN S. L. Baldwin	Director

/s/ J. L. FERMAN, JR. J. L. Ferman, Jr.	Director

/s/ L. GUINOT, JR. L. Guinot, Jr.	Director

/s/ I. D. HALL I. D. Hall	Director

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/s/ S. W. HUDSON S. W. Hudson	Director

/s/ T. L. RANKIN T. L. Rankin	Director

/s/ W. D. ROCKFORD W. D. Rockford	Director

/s/ W. P. SOVEY W. P. Sovey	Director

/s/ J. T. TOUCHTON J. T. Touchton	Director

/s/ J. O. WELCH J. O. Welch	Director

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